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                                                                  Exhibit 10.15

                          MASTER OFFICE LEASE AGREEMENT

                                 BY AND BETWEEN

                  NORTH BETHESDA ASSOCIATES LIMITED PARTNERSHIP

                                    Landlord

                                       AND

                       SOCIAL AND HEALTH SERVICES LIMITED

                                     Tenant
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                          MASTER OFFICE LEASE AGREEMENT

THIS LEASE is made on the 24 day of February, 1995 between NORTH BETHESDA ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership, ("Landlord"), and SOCIAL AND HEALTH SERVICES LIMITED a Maryland corporation, ("Tenant").

                                   WITNESSETH

FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and the mutual, independent covenants in this Lease and other good and valuable consideration, the receipt and adequacy of which are hereby mutually acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

              FUNDAMENTAL LEASE INFORMATION AND CERTAIN DEFINITIONS

      1.1 The Project: That parcel of land shown (and/or) described on Exhibit A to this lease, together with all the improvements thereon, collectively or individually known as the North Bethesda Office Park.

      1.2 Office Building or Building: That certain office building having the address of 11426-28 Rockville Pike and 5640 Nicholson Lane, Rockville, Maryland 20852.

      1.3 Premises: An approximately 27, 242 square feet gross leasable area, consisting of various suites in the Buildings, as specified in Exhibit B attached hereto and incorporated by reference herein (hereinafter collectively referred to as the "Premises").

      1.4 Lease Commencement Date: The Lease Commencement Date shall be the date of execution and delivery of this Lease by Landlord and Tenant.

      1.5 Lease Term: The Lease Term shall be the period commencing on the Lease Commencement Date and ending on December 31, 1998.

      1.6 Lease Year: The first Lease Year shall commence on the Lease Commencement Date and end on December 31, 1994. Subsequent Lease Years shall commence each January 1 and end each December 31 during the Lease Term.

      1.7 Base Rent:

      (a) The annual Base Rent for the Premises during the First Lease Year of this Lease shall be FOUR HUNDRED TWENTY-EIGHT THOUSAND TWO HUNDRED EIGHTY-SIX and 86/100 DOLLARS ($428,286.86), payable in monthly installments of THIRTY FIVE THOUSAND SIX HUNDRED and NINETY and 57/100 DOLLARS ($35,690.57). The annual Base Rent for the Premises during the Lease Term shall be adjusted in accordance with the Base Rent Schedule as it appears on Exhibit C attached hereto.

      (b) Tenant's real estate tax base years shall be the fiscal tax years specified in Exhibit B.

      1.8 Additional Rent: All amounts, charges and sums of whatever nature, in addition to Base Rent payable to Landlord by Tenant hereunder, whether or not such amounts, charges, or sums are


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referred to as Additional Rent. Certain components of the Additional Rent for the Tenant hereunder are described below:

      (a) Tenant's Operating Charges Base Year shall be the calendar years specified in Exhibit B.

      (b) Tenant's pro rata share of real estate taxes shall be equal to the total pro rata share, as specified in Exhibit B, of all increases in real estate taxes over the Base Year Real Estate Taxes.

      (c) Tenant's pro rata share of Operating Charges shall be equal to the total pro rata share, as specified in Exhibit B, of all increases in Operating Charges over the Operating Charges Base Year Amount.

      1.9 Rent: Base Rent and Additional Rent.

      1.10 Security Deposit: Landlord and Tenant acknowledge that no security deposit is currently held by Landlord.

      1.11 Advance Rent: None.

      1.12 Notice Addresses:

            (a)  Landlord:    North Bethesda Associates Limited Partnership
                              c/o Ronald Cohen Management Company
                              6500 Rock Spring Drive, Suite 302
                              Bethesda, Maryland 20817

            (b)  Tenant:      Social And Health Services Limited
                              11426-28 Rockville Pike, Suite 100
                              Rockville, Maryland 20852

      1.13 Broker: None

      1.14 Rules of Interpretation of this Article: In case of a conflict between the terms and definitions provided in this Article, and the terms and definitions provided in other Articles of this Lease or in the Exhibits to this Lease, the particular shall control the general.

      1.15 Exhibits: These Exhibits are attached to this lease and are made part of this Lease:

      Exhibit A - Legal Description or Site Plan of the Project.
      Exhibit B - Premises, Square Footage, Pro Rata Share, and Underlying
                  Contracts
      Exhibit C - Base Rent Schedule
      Exhibit D - Rules and Regulations

      1.16 Parking Spaces: The number of unreserved surface parking spaces available to the Tenant, located in the "open lot" located across Woodglen Drive, the number of reserved surface parking spaces available to the Tenant, located in the lots adjacent to the Buildings, and the applicable charge per space per month, shall be as specified in Exhibit B. Reserved spaces shall reserved during the following hours only: Monday through Friday, 8 a.m. to 6 p.m.; Saturday, 9 a.m. to 1 p.m.

      1.17 Condition of the Premises: Tenant hereby acknowledges acceptance of possession of the suites comprising the Premises in "as-is" condition.


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      1.18 Late Charge and Dishonored Checks:

      (a) Five percent (5%) of the unpaid balance due from Tenant to Landlord and collectible as Additional Rent.

      (b) If Tenant's check is dishonored by the drawee bank on more than two occasions, thereafter, Tenant agrees to tender all rents, amounts, charges and sums of whatever nature, payable to Landlord by Tenant hereunder by a cashier's check. There is a $30.00 fee for each check dishonored by drawee bank.

      1.19 Default Rate: Annual interest equal to the lesser of (i) the maximum rate of interest for which Tenant may lawfully borrow under the law of the jurisdiction in which the project is located, or (ii) 18 percent (18%) per annum.

                                   ARTICLE II
                                  THE PREMISES

      2.1 Landlord hereby leases to Tenant and Tenant hereby rents from Landlord, for the term and upon the terms, conditions, covenants and agreements herein provided, the space (the "Premises") as described on Exhibit B attached hereto and made a part hereof.

      2.2 For purposes of this Lease, the "Area" of the Building and the "Area" of the Premises are as provided, in Exhibits A and B, respectively. The Area of Tenant's Premises and the Building shall be measured in accordance with the Washington Association of Realtors Standard Method of Measurement. The Premises shall contain a core factor as determined by Landlord. The exact area of the Premises and the Building shall be subject to final measurement by Landlord's architect and appropriate adjustment of applicable provisions of this Lease, including but not limited to Base Rent and Tenant's pro rata share of the Building, shall be made by Landlord to the extent required. The adjustment shall be deemed to be automatically in effect upon Landlord's written notice to Tenant, however, upon Landlord's request, Tenant agrees to execute any document requested by Landlord to confirm such adjustment.

      2.3 The Lease of the Premises includes the right, together with other tenants of the Building and members of the public, to use the common public areas of the Building for ingress and egress, but does not include any other rights not specifically set forth herein. The Lease of the Premises does not include the right to use the roof of the Building except as may be stated on Exhibit C.

      2.4 Tenant, its employees and visitors, shall have the right to park automobiles in the Building's surface parking spaces, and if the Building has common covered spaces, in the Building's common covered parking spaces. The number of surface parking spaces and of covered parking spaces, if any, available for Tenant, its employees and visitors shall be as specified in
Section 1.16 hereof. Landlord acknowledges that Tenant has been granted reserved parking spaces in the number set forth in Exhibit B in order for Tenant to comply with its government contracts. Landlord shall not be required to reserve or police such spaces for Tenant; however, if Landlord institutes a towing procedure to police Tenant's reserved spaces, Landlord shall ensure that such towing is performed in a reasonably prompt manner in response to verbal complaints by Tenant. If Landlord does not institute a towing procedure to police Tenant's reserved spaces, Tenant may do so on its own behalf at Tenant's own expense and risk; Tenant agrees to indemnify and hold Landlord harmless from any claims, demands, or liabilities arising out of Tenant's policing of its reserved spaces. If Landlord does institute such a towing procedure, but does not administer such policy in a reasonably prompt and responsive manner, then after thirty (30) days written notice to Landlord, Tenant shall have the right to institute its own towing procedure (including contracting with a reputable, licensed, and insured towing company, and the placement of an appropriate sign at or near the reserved spaces, subject to Landlord's reasonable approval). Tenant shall not use or


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permit its employees or visitors to use, any number of spaces in excess of the foregoing limits. Landlord shall have the right from time-to-time to change the area, number of parking spaces, location, and arrangement of parking areas, and to erect additional buildings on said areas, provided, however, that at all times during the Lease Term, (subject to emergencies and events beyond Landlord's control), Tenant shall have reserved parking spaces of the approximate number and convenience to the Premises as at the commencement hereof. Landlord shall have the right to close temporarily part or all of said parking spaces when repairs or construction is necessary. If in Landlord's reasonable judgment it is necessary to discourage use of the reserved spaces by unauthorized persons, Landlord shall have the right to impose parking charges for the reserved spaces, by operation of a security gate, ticket or other system, provided that Landlord grants free validation for Tenant's visitors and other persons entitled to use Tenant's reserved spaces.

                                   ARTICLE III
                                      TERM

      3.1 The term of this lease (the "Lease Term") shall commence on the Lease Commencement Date, as determined pursuant to Section 3.2 hereof, and shall terminate on the date specified in Section 1.5 hereof, unless the Lease Term is renewed or terminated earlier in accordance with the provisions of this Lease. The "Lease Term" shall include any and all renewals and extensions of the term of this Lease as specified in this Lease.

      3.2 The "Lease Commencement Date" shall be the date specified in Section
1.4 hereof.

      3.3 Deleted intentionally.

      3.4 Deleted Intentionally.

      3.5 For purposes of this Lease, the term "Lease Year" shall mean a calendar year during the Lease Term, except for the first Lease Year which shall run from the Lease Commencement Date until 12/31/94.

      3.6 For purposes of this Lease, the term "Calendar Year" shall mean a period of twelve (12) consecutive months commencing on a January 1.

                                   ARTICLE IV
                                      RENT

      4.1 Deleted intentionally.

      4.2 All Rent and other sums payable under this Lease shall be paid to Landlord in legal tender of the United States at the address to which notices to Landlord are to be given or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. All such amounts shall be payable without setoff, deduction, demand, or abatement. If Landlord shall, at any time, accept rent or any other sum after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord's rights hereunder.

      4.3 Landlord hereby acknowledges receipt from Tenant a security deposit of the sum specified in Section 1.10 hereof to be held by Landlord as security for the payment of rent and the performance of Tenant's other obligations under this Lease. Said deposit shall be returned to Tenant without interest at the expiration of the Lease, if all of Tenant's obligations hereunder are performed to said date. If Tenant defaults in the payment of rent or in the performance or observance of any other


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obligation on its part under this Lease, Landlord may apply the deposit to payment of the rent in default or other money arrearage and/or to the damages and costs incurred by Landlord as a result of any default, and/or to costs incurred by Landlord in rectifying any default, and/or to the prepayment of Base Rent for any subsequent period of the term and/or to any amount to which Landlord may be entitled under this Lease, and Tenant shall promptly thereafter restore the security deposit to the original amount above specified. The right of Landlord to apply the security deposit as above specified shall not be construed as a limitation upon Landlord's right to invoke any other remedy available under this Lease or at law or equity for breach of this Lease, or to collect the full amount of damages owning by Tenant on account of such breach. If, by reason of Tenant's default under this Lease, Landlord terminates this Lease either before or after the commencement of the main term or re-enters the Premises, Landlord may retain the security deposit as liquidated damages (applying it against the damages which it suffers but without waiving its rights to recovery of additional damages to which it may be entitled) or apply it to the monthly installments of minimum rent hereunder in inverse order of accrual.

                                    ARTICLE V
                                    BASE RENT

      5.1 During the Lease Term, Tenant shall pay to Landlord, without setoff, deduction, demand, or abatement, a Base Rent for the Premises, as specified in
Section 1.7 hereof. The annual Base Rent for the Premises during the Lease Term shall be adjusted in accordance with the Base Rent Schedule as it appears on Exhibit C to this Lease.

      5.2 The annual Base Rent payable during each Lease Year shall be divided into twelve (12) equal monthly installments and such monthly installments shall be due and payable in advance, on the first day of each month during the Lease Year. If the Lease Commencement Date is a day other than the first day of a month, then, in the first Lease Year, an appropriate number of installments, each in the proper pro rata amount of the annual Base Rent, shall be payable beginning on the first day of the month immediately following the month in which the Lease Commencement Date occurs and, in addition, on the Lease Commencement Date, a payment of Base Rent shall be payable in an amount equal to the product of the annual Base Rent then in effect and a fraction, the numerator of which is the number of days of the Lease Term in the month in which the Lease Commencement Date occurs, and the denominator of which is 365.

                                   ARTICLE VI
                                 ADDITIONAL RENT

      6.1 An integral part of Landlord's leasing program for the Building involves the requirement that tenants bear the costs and expenses incurred during each Calendar Year in the ownership and operation of the Project to the extent such costs end expenses exceed a predetermined base amount. The Project consists of a complex of buildings and parcels of land known as the North Bethesda Office Park, and Landlord shall prorate the common expenses and costs with respect to each such building or parcel of land in such manner as Landlord, in its sole, but not arbitrary, judgment shall determine. However, in no event shall Tenant be responsible for any of the costs of cleaning, heating, cooling, lighting, providing of utilities, or any other similar costs of operating any building in which the Premises are not located, unless all of such costs of all of the Buildings are pooled, and Tenant's pro rata share of such costs is adjusted to account for the entire leasable area of all such Buildings.

      6.2 (a) As Additional Rent for the Premises, Tenant shall pay to Landlord its proportionate share of the amount by which the Operating Charges (as hereinafter defined) incurred during any Calendar Year exceed the amount incurred during the "Operating Charges Base Year" as specified in Section 1.8
(c) hereof. For purposes of this Section 6.2, Tenant's proportionate share of such excess shall


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equal a fraction, the numerator of which is the Area of the Premises and the denominator of which is the Area of the Building.

      (b) The Operating Charges shall mean the sum of all costs and expenses of owning and operating the Project, including, but not limited to, those described in subsection (1) below; provided that the Operating Charges shall not include to costs and expenses described in subsection (2) below:

(1) Included Costs and Expenses:

      (A) Gas, water, sewer, electricity and other utility charges (including surcharges) of every type and nature.

      (B) Premiums and other charges incurred by Landlord with respect to all insurance and umbrella insurance relating to the Project and the operation and maintenance thereof, including, without limitation, all risk of physical damage or fire and extended coverage insurance, public liability insurance, elevator insurance, workman's compensation insurance, boiler and machinery insurance, sprinkler leakage insurance, use and occupancy insurance, loss of rents insurance and health, accident and group life insurance for employees.

      (C) Management fees and personnel costs of the Project, including, but not limited to, salaries, wages, fringe benefits and other direct and indirect costs of engineers, superintendents, watchmen, porters and any other Project personnel; provided that any such fees and costs paid to an affiliate of Landlord shall be fair market fees and costs.

      (D) Costs of service and maintenance contracts, including, but not limited to, chillers, boilers, controls, elevators, mail chute, repair and maintenance of roof, window, char and janitorial, and security services.

      (E) All other maintenance and repair expenses, including painting, sealing, and striping the parking lot, and supplies which are deducted by Landlord for income tax purposes, as opposed to capitalized, in accordance with applicable Internal Revenue Code provisions and regulations.

      (F) Amortization (on a straight-line basis) for capital expenditures (including financing costs and/or equipment leasing charges) made by Landlord to reduce operating expenses if Landlord determines that the reasonably anticipated annual reduction in operating expenses shall exceed such amortization.

      (G) The costs of any additional services not provided to the Building, or the Project, at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building or the Project.

      (H) The cost of Licenses, permits, and similar fees and charges.

      (I) Auditing and accounting fees, including accounting fees incurred in connection with the preparation of any statements required under this Lease.

      (J) All miscellaneous taxes (including, without limitation, gross receipts taxes, sales and excise taxes).

      (K) Assessments imposed by any association now or hereafter established to maintain common areas in any complex of which the Building now or hereafter is a part.


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      (L) Any other costs and expenses incurred by Landlord in maintaining, repairing, owning or operating the Building or the Project.

(2) Excluded Costs and Expenses:

      (A) Principal or interest payments on any mortgages, deeds of trust or other financing encumbrances.

      (B) Deductions for depreciation for the Building, except to the extent included in subsection (1)(F) above.

      (C) Capital expenditures that are not deducted by Landlord in computing its Federal income tax liability, except to the extent included in subsection
(1)(F) above.

      (D) The costs of special services or utilities separately charged to and paid by individual tenants of the Building.

      (E) Leasing and advertising fees in connection with the leasing of the Project or Building.

      (c)(1) Operating Charges shall be "net" and, for that purpose, shall be reduced by the amount of any reimbursement received by Landlord with respect to an item of cost that is included within Operating Charges (other than reimbursements to Landlord by Tenants of the Building pursuant either to Operating Charges escalation provisions of any lease or similar separate contractual arrangements). Similarly, if Landlord is not furnishing to any tenant any particular work or service which is furnished to other tenants generally because such tenant has undertaken itself to perform or obtain such work or service in lieu of it being furnished by Landlord, Operating Charges for such purpose shall be deemed to be increased by an amount equal to the additional Operating Charges which Landlord determines would have been incurred by Landlord if it had furnished such work, service or item to such tenant.

      (2) In calculating Operating Charges for any Calendar Year during which less that the full amount of the rentable area of the Building shall have been occupied by tenants for any portion of such Calendar Year (whether or not construction of the Building has been completed), the actual Operating Charges for such Calendar Year shall be increased to the amount which Landlord reasonably determines normally would have been incurred by Landlord had the Building been fully occupied throughout such Calendar Year.

      6.3(a) Tenant shall make estimated monthly payments to Landlord on account of increases in Operating Charges that are expected to be incurred during each Calendar Year after the Calendar Year in which the Lease Commencement Date occurs. The amount of such monthly payments shall be determined as follows: At least thirty (30) days prior to the beginning of each such Calendar Year, Landlord shall submit to Tenant a statement setting forth Landlord's reasonable estimates of the amounts by which the Operating Charges that are expected to be incurred during such Calendar Year will exceed the Operating Charges Base Year Amount, and the computation of Tenant's proportionate share of such anticipated excess. Tenant shall pay to Landlord on the first day of each month following receipt of each such annual statement, until Tenant's receipt of the succeeding annual statement, an amount equal to one-twelfth of Tenant's proportionate share (on an annual basis, without proration pursuant to Section 6.5) of such anticipated excess; and, if such statement for any Calendar Year is delivered after the commencement of the Calendar Year, then, with the first monthly payment due after Tenant's receipt of such statement, Tenant also shall pay Landlord an amount equal to the product of (i) the number of months in such Calendar Year that preceded the due date of such first monthly payments due after receipt of such statement and (ii) the excess, if any, of the amount of each of the monthly payments owed


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pursuant to this Section for such Calendar Year over the amount of each of the monthly payments owed pursuant to this Section for the immediately preceding Calendar Year. Landlord's delay in delivering any statements pursuant to this Article shall not constitute a waiver of Landlord's right to receive any sums due following delivery of such statement.

      (b) Within ninety (90) days after the expiration of each Calendar Year, including the first Calendar Year, or as soon thereafter as is feasible, Landlord shall submit to Tenant a statement showing (i) Tenant's proportionate share of the amounts by which the actual Operating Charges during the preceding Calendar Year exceeded the Operating Charges Base Year Amount and (ii) the aggregate amount of such estimated payments, if any, made by Tenant on account thereof. If the aggregate amount of such estimated payments exceeds Tenant's actual liability for such increases, Landlord shall refund the net overpayment. If Tenant's actual liability for such increases exceeds the estimated payments make by Tenant on account thereof, then Tenant shall immediately pay to Landlord the total amount of such deficiency as Additional Rent due hereunder.

      6.4 The term "real estate taxes" shall mean all taxes, general and special, levied or assessed on the Project, or the Building or the Premises. Tenant's pro rata share as indicated in Section 1.8(b) hereof of any increase in real estate taxes during each Calendar Year over the Base Year real estate taxes is Additional Rent.

      6.5 In the event the Lease Term commences on a day other than the first day of a Calendar Year or expires on a day other than the last day of a Calendar Year, the increases in Operating Charges to be paid by Tenant for such Calendar Year shall be apportioned by multiplying the amount of Tenant's proportionate share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such Calendar Year falling within the Lease Term, and the denominator of which is 365. Tenant's liability for its proportionate share of the increases in Operating Charges during the Lease Term shall survive the expiration or termination of the Lease Term. Similarly, Landlord's obligation to refund to Tenant the excess, if any, of the amount of Tenant's estimated payments on account of such increases over Tenant's actual liability therefore shall survive the expiration or termination of the Lease Term.

      6.6 All payments required to be made by Tenant pursuant to this Article VI shall be paid to Landlord, without setoff or deduction, in the same manner as Base Rent is payable pursuant to Article V hereof.

      6.7 In the event that any business, rent or other taxes that are now or hereafter levied upon Tenant's use or occupancy of the Premises or Tenant's business at the Premises are enacted, changed or altered so that any of such taxes are levied against Landlord, or the manner of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, Tenant shall pay any and all such taxes to Landlord upon written demand from Landlord.

                                   ARTICLE VII
                     USE AND QUIET ENJOYMENT OF THE PREMISES

      7.1 Tenant shall use and occupy the Premises solely for general office purposes, as well as operating a government information clearinghouse, and library information services, in accordance with the uses permitted under applicable zoning regulations, and for no other use or purpose without the prior written consent of Landlord. Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to the Landlord or other tenants of the Building or the Project. Tenant shall comply with all present and future laws, ordinances (including zoning ordinances and land-use requirements), regulations, and orders of the United States of America, state and county governments, and any other public or quasi-public authority having jurisdiction


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over the Premises, the Building, or the Project, concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein. The use of the Premises by the Tenant shall be further subject to the terms of Article XVII of this Lease, and all reasonable rules and regulations established by the Landlord from time to time which apply generally to all tenants in the Project. Landlord agrees to use reasonable best efforts to enforce such rules and regulations, and to do so in a uniform manner. It is expressly understood that if any present or future law, ordinance, regulation or order requires an occupancy or use permit for the Premises, Tenant will obtain such permit at Tenant's own expense and will deliver a copy thereof to Landlord promptly when it is obtained. Use of the Premises are subject to all easements, covenants, conditions and restrictions, now or hereafter recorded.

      7.2 So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder, Tenant shall, at all times during the Lease Term, peacefully and quietly have and enjoy possession of the Premises without any encumbrance or hindrance by, from or through Landlord, except as provided for elsewhere under this Lease.

                                  ARTICLE VIII
                            ASSIGNMENT AND SUBLETTING

                         SEE ADDENDUM FOR MODIFICATIONS

      8.1 Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or Tenant's interest therein, or sublet, rent or permit anyone to occupy the Premises, or any part thereof, without obtaining the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole and absolute subjective discretion. Any assignment or transfer of this Lease or the right of occupancy hereunder by operation of law or otherwise without the prior written consent of Landlord shall constitute a default under this Lease. The consent by Landlord to any assignment, subletting or occupancy shall not be construed as a waiver or release of Tenant from liability for the performance of any covenant or obligation to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord's consent to any assignment, subletting or occupancy shall not be construed as relieving Tenant from the obligation to obtain Landlord's prior written consent to any subsequent assignment, subletting or occupancy. For any period during which Tenant is in default hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant or assignee of Tenant and hereby authorizes each such subtenant or assignee to pay said rent directly to Landlord.

      8.2 If Tenant is a partnership, any dissolution of Tenant or any withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owing a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of Section 8.1. Any general partner shall be deemed to own a controlling interest. If Tenant or any general partner of Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant or such general partner, or the sale or transfer of a controlling interest of the capital stock or membership rights of Tenant or such general partner, shall be deemed a voluntary assignment of this Lease and subject to the provisions of Section 8.1. However, the preceding provisions of this Section 8.2 shall not apply to a master limited partnership or corporation the unit shares or the stock of which is traded through a national or regional stock exchange or over-the-counter.

      8.3(a) If, at any time during the Lease Term, Tenant desires to transfer or assign this Lease or sublet all or part of the Premises, then, in connection with Tenant's request to Landlord for Landlord's consent thereto, Tenant shall give notice to Landlord in writing ("Tenant's Request Notice") of the identity of the proposed assignee or subtenant and its business and of the terms of the proposed


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assignment or sublease. Tenant shall also transmit therewith the most recent financial statement or other evidence of financial responsibility of such proposed assignee or subtenant and a certification executed by Tenant and such proposed assignee or subtenant stating whether or not any premium or other consideration is being paid for the proposed assignment or sublease, and such other information as Landlord shall request.

      (b) Upon receipt of a Tenant's Request Notice, Landlord shall have the right, in its sole and absolute discretion:

            (1) to approve or withhold approval of the proposed assignment or sublease; or

            (2) to terminate this Lease with respect to such space as Tenant proposes to assign or sublease (the "Sublet Space"), effective on the date Tenant proposes to assign, transfer or sublet such space as set forth in Tenant's Request Notice.

      (c) The option to approve or reject any proposed sublease or assignment or to terminate this Lease as specified in paragraph (b) above shall be exercisable by Landlord sending Tenant a written notice ("Landlord's Response Notice") specifying the exercise of any such right within forty-five (45) days after receipt of Tenant's Request Notice from Tenant.

            (1) If the Sublet Space does not constitute the entire Premises and Landlord exercises its option to terminate this Lease with respect to the Sublet Space, then as to that portion of the Premises which is not part of the Sublet Space, this Lease shall remain in full force and effect, except that the base rent and additional rent payable pursuant to Articles V and VI shall be equitably reduced (on the basis of the number of square feet of rentable area of the Sublet Space to the total rentable area of the Premises before the deletion of the Sublet Space). The cost of any construction required to permit the operation of the Sublet Space as a premises separate from the balance of the Premises shall be paid by Tenant to Landlord upon demand as Additional Rent hereunder.

            (2) If the Sublet Space constitutes the entire Premises and Landlord elects to terminate this Lease, this Lease shall terminate on the date Tenant proposes to assign, transfer or sublet such space as set forth in Tenant's Request Notice.

            (3) If Landlord withholds approval of the proposed subletting or assignment or does not send a Landlord's Response Notice, this Lease shall remain in full force and effect.

      (d) Tenant agrees to pay to Landlord as Additional Rent hereunder, reasonable costs, including attorneys' fees, incurred by Landlord in connection with any request by Tenant for Landlord to give its consent to any assignment, transfer, mortgage, encumbrance, or subletting by Tenant. Tenant's obligations under this Subsection 8.3(d) do not depend upon Landlord's consent to Tenant's requests herein.

      8.4 If the sublease, assignment, or other transfer provides that the subtenant, assignee, or other transferee thereunder is to pay any amount in excess of the rental and other charges due under this Lease, whether such excess be in the form of an increased monthly or annual rental, a lump sum payment, or any other form (and if the Sublet Space does not constitute the entire Premises, the existence of such excess shall be determined on a pro-rata basis based on the ratio of the total rentable area of the Sublet Space to the total rentable area of the Premises), Landlord shall be paid one hundred percent (100%) of any such excess or other premium applicable to the sublease, assignment or other transfer. Landlord's share of any such premium shall be paid by Tenant to Landlord as additional rent upon such terms as shall be specified by Landlord but in no event later than five (5) days after any receipt thereof by Tenant. Any such transfer or subletting shall be effected on forms supplied or approved by Landlord and its legal counsel. It is expressly agreed that if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code or Insolvency Laws (as defined below) any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute the property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code or Insolvency Laws. Each assignee hereunder shall assume and be deemed to have assumed this Lease and shall be and remain liable, jointly and severally, with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on Tenant's part to be observed and performed.

                                   ARTICLE IX
                                     REPAIRS

      9.1 Tenant shall keep and maintain the Premises and all fixtures and equipment located therein in clean, safe and sanitary condition, will take good care thereof and make all required repairs thereto, will suffer no waste or injury thereto, and will, at the expiration or other termination of the Lease Term, surrender the Premises in the same order and condition in which they were on the Lease Commencement Date, ordinary wear and tear and unavoidable damage by the elements excepted, and excepting any additions, alterations, or improvements which were approved by Landlord or which did not require Landlord's consent pursuant to Section 10.2. Landlord, at its cost, shall provide and install building standard fluorescent light fixtures within the Premises to the extent provided in Exhibit B and all replacement tubes for such lighting; all other bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Landlord at Tenant's cost and expense.

      9.2 Except as otherwise provided in Article XIII hereof, all injury, breakage and damage to the Premises and to any other part of the Building or the Project caused by any act or omission of Tenant, or of any of the following (collectively, `Invitees or Guests"): any agent, employee, subtenant, assignee, contractor, client, guest, family member, licensee, customer or invitee of Tenant, shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at its option, to make such repairs and to charge Tenant for all costs and expenses incurred in connection therewith as additional rent due hereunder. The liability of Tenant for such costs and expenses shall be reduced by the amount of any insurance proceeds actually received by Landlord on account of such injury, breakage or damage.

      9.3 Landlord shall, at its expense, make all repairs and replacements, structural, and otherwise, necessary or desirable in order to keep in good order and repair the exterior of the Building and the Project, the need for which Landlord may have knowledge (including the public halls and stairways, plumbing, wiring, and other Building equipment for the general supply of water, heat, air-conditioning, gas, and electricity) except repairs hereinabove provided to be made by Tenant. Tenant agrees to notify Landlord of the necessity for repairs of which Tenant may have knowledge, for which Landlord may be responsible under the provisions of the preceding sentence. Notwithstanding the provisions hereof, in the event that repairs required to be made by Landlord become immediately necessary to avoid possible injury or damage to persons or property, and provided Tenant makes reasonable attempts to first contact Landlord, then Tenant may, but shall not be obligated to, make such repairs at Landlord's expense. Landlord hereby acknowledges that the costs so incurred by Tenant are due and payable to Tenant within ten (10) days of Tenant's delivery of a bill for the cost of said repairs.

                                    ARTICLE X
                       TENANT ALTERATIONS AND IMPROVEMENTS

      10.1 The original improvement of the Premises by Landlord shall be accomplished in accordance with Exhibit D attached hereto. It is understood and agreed that Landlord is under no obligation to make any structural or other alterations, decorations, additions or improvements in or to the Premises except as set forth in Exhibit D or as otherwise expressly provided in this Lease.

      10.2 Tenant shall not make or permit anyone to make any alterations, decorations, additions or improvements (hereinafter referred to collectively as "improvements"), structural otherwise, in or to the Premises or the Building, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord agrees that Tenant may perform the following items of work within the Premises without being required to obtain Landlord's consent: painting, carpeting, low voltage wiring not affecting other premises or portions of the Building, and interior decorations; however, Tenant agrees to provide notice to Landlord of the work performed by Tenant. With respect to the low voltage wiring work performed by Tenant, Landlord shall have the right to inspect such work, and if the work has not been completed in accordance with common industry standards for such work, Landlord shall have the right to demand Tenant to take such corrective action as may be necessary to conform to said standards. When granting its consent (where applicable), Landlord may impose any reasonable conditions it deems appropriate, including, without limitation, the approval of plans and specifications, approval of the contractor or other persons who will perform the work, and the obtaining of specified insurance. Landlord agrees that its approval of Tenant's contractor and Tenant's plans and specifications shall not be unreasonably withheld. All improvements permitted by Landlord that are made by Tenant must conform to all laws, regulations and requirements of federal, state and county governments, and any other public or quasi-public authority having jurisdiction over the Premises. In the event Landlord grants such consent, as a condition precedent thereto, Tenant agrees to obtain and deliver to Landlord written, unconditional waivers of mechanics, and materialmen's liens against the Building and the Project from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with improvements to the Premises. If, notwithstanding the foregoing, any mechanics, or materialmen's lien is filed against the Premises, the Building or Project, for work claimed to have been done for, or materials claimed to have been furnished to, the Premises, such lien shall be discharged by Tenant within ten
(10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of a bond. If Tenant shall fail to discharge any such mechanics, or materialmen's lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including attorneys' fees incurred in connection therewith) as additional rent due hereunder; it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. It is understood and agreed that, in the event Landlord shall give its written consent to the making of any improvements to the Premises such written consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises, the Building or the Project to any mechanics, or materialmen's liens which may be filed in connection therewith. Upon completion of the improvements, Tenant shall provide Landlord with five (5) sets of "as built" plans of these improvements.

      10.3 Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages (including attorneys fees) based on or arising, directly or indirectly, by reason of the making of any improvements to the Premises. If any improvements are made without the prior written consent of Landlord, Landlord shall have the right to remove and correct such improvements and restore the Premises to their condition immediately prior thereto, and Tenant shall be liable for all expenses incurred by Landlord in connection therewith. All improvements to the Premises, or the Building, or the Project, made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term; provided that if Tenant is not in default under this Lease, Tenant shall have the right to remove, prior to the expiration of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant. All damage and injury to the Premises, or the Building, or the Project caused by such removal shall be repaired by Tenant, at Tenant's sole expense. If such property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease, the same shall become the property of Landlord and shall be surrendered with the Premises as a part thereof.

                                   ARTICLE XI
                 SIGNS, UNIFORMITY OF APPEARANCE AND FURNISHINGS

      11.1 No sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or the interior of the Building or the Project, except on the directories and the suite entry doors of Tenant's offices and such other areas as are designated by Landlord, and then only in such place, number, size, color and style as are approved by Landlord. All of Tenant's signs that are approved by Landlord shall be installed by Landlord at Tenant's cost and expense except as may be provided in the Work Agreement, attached hereto as Exhibit D. If any sign, advertisement or notice that has not been approved by Landlord is exhibited or installed by Tenant, Landlord shall have the right to remove the same at Tenant's expense. Landlord reserves the right to affix, install and display signs, advertisements and notices on any part of the exterior or interior of the Building or the Project.

      11.2 Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment and fixtures, which, if considered necessary by Landlord, shall be installed in such manner as Landlord directs in order to distribute their weight adequately. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being in or upon the Premises, shall be repaired by Landlord at the sole cost of Tenant. In the event of a move of Tenant's furniture, equipment or other bulky matter into or out of the Building or within the Building, which is reasonably anticipated to monopolize the elevator or block the parking areas for more than thirty minutes, or which is reasonably expected to interfere with other tenant's of the Building, Tenant shall provide 48 hours advance notice to Landlord, who shall have the right to be present during such moving activities. Tenant agrees to remove promptly from the sidewalks and other areas adjacent to the Building any of Tenant's furniture, equipment or other material there delivered or deposited.

      11.3 Landlord shall have the right to prescribe the weight and position of bookcases in the Tenant's library, filing cabinets, and central filing system, which, if considered necessary by Landlord, shall be located in the Premises, and installed in such manner as Landlord directs in order to distribute their weight adequately. Landlord acknowledges that the existing library in Suite 200 of 11426 Rockville Pike is acceptable, as the floor has been previously reinforced by Landlord. The damage, injury and moving requirements and provisions of Section 11.2 are applicable to this Section 11.3.

      11.4 Tenant shall not store any books, files or any other materials in such a fashion that they are visible from the exterior of the Building, and if Tenant does so, Landlord shall have the right to require Tenant, at Tenant's cost, to install a window screen or blind as specified by Landlord.

      11.5 Landlord shall have the right to prescribe standards for all curtains, drapes, blinds, shades, screens, lights, and ceilings such that, when viewed from the exterior or atrium (if any) of the Building, the Building presents a uniform, attractive appearance. Tenant shall comply with all such standards prescribed by Landlord.

                                   ARTICLE XII
                     TENANT'S EQUIPMENT AND RELATED MATTERS

      12.1 Tenant will not install or operate in the Premises any electrically operated equipment or machinery that operates on greater than 110 volt power or draws in excess of two (2) kilowatts without first obtaining the prior written consent of Landlord, who may condition such consent upon the payment by Tenant of additional rent in compensation for the excess consumption of electricity or other utilities and for the cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment or machinery. The foregoing sentence shall not be applicable to computers, telephone equipment, postage and shipping equipment, copiers, and similar office equipment. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises, the Building or the Project, without first obtaining the prior written consent of Landlord. Machines and equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord.

      12.2 Deleted Intentionally

      12.3 At the option of Landlord, Landlord may install checkmeters to electrical circuits serving Tenant's equipment to verify that Tenant is not consuming excessive electricity as compared to other office tenants and shall have the right to cause a reputable, independent, electrical engineer to survey and determine the quality of electricity consumed in the Premises. If Landlord determines, pursuant to such survey, that Tenant's electricity consumption is excessive, Landlord may install, at Tenant's sole cost and expense, submeters to ascertain Tenant's actual electricity consumption, and Tenant will thereafter pay as additional rent for Tenant's excess consumption of electricity at the then current price charged Landlord by the utility supplying such service.

      12.4 Landlord shall not be liable for its failure to maintain comfortable, environmental conditions in all or any portion of the Premises due to heat generated by any equipment or machinery installed by Tenant (with or without Landlord's consent) that exceeds accepted ASHRAE standards for normal office purposes. If Tenant desires additional cooling to offset excessive heat generated by such equipment or machinery, Tenant shall pay for auxiliary cooling equipment, and its operating costs, including, without limitation, electricity, gas, oil, and water or for excess electrical consumption by the existing cooling system, as appropriate.

      12.5 Deleted Intentionally

      12.6 Landlord may make periodic inspections of the Premises at reasonable times to determine that Tenant's equipment and machinery, which are located on the Premises, complies with the provisions of this Article XII.

      12.7 Maintenance and repair of Tenant's equipment and machinery, including, but not limited to, equipment such as kitchen fixtures, auxiliary air-conditioning equipment, private bathroom fixtures and any other type of special equipment together with related plumbing or electrical services, whether installed by Tenant or by Landlord on behalf of Tenant or a prior tenant of the Premises, shall be the sole responsibility of Tenant, and Landlord shall have no obligation in connection therewith. Notwithstanding the provisions hereof, in the event that repairs required to be made by Tenant become immediately necessary to avoid possible injury or damage to persons or property, Landlord may, but shall not be obligated to make repairs to Tenant's equipment at Tenant's expense. Tenant hereby acknowledges that the costs so incurred by Landlord are considered as Additional Rent and are due and payable to Landlord within ten (10) days of Landlord's delivery of a bill for the cost of said repairs.

                                  ARTICLE XIII
                ACCESS TO THE PREMISES AND INSPECTION BY LANDLORD

      13.1 Tenant shall permit Landlord, or its agents or representatives, to enter the Premises, without charge therefore to Landlord and without diminution of the rent payable by Tenant, to examine, inspect and protect the Premises and the Building, to make such alterations and/or repairs as, in the sole judgment of Landlord, may be deemed necessary, to exhibit the same to prospective purchases or Mortgagees, or to exhibit the same to prospective tenants during the last year of the Lease Term. In connection with any such entry, Landlord shall endeavor to minimize the disruption to Tenant's use of the Premises.

      13.2 No additional locks, other devices or systems which would restrict access to the Premises shall be placed upon any doors without the prior written consent of Landlord. Landlord's consent to installation of anti-crime warning devices or security systems shall not be unreasonably withheld; provided Landlord shall not be required to give such consent unless Tenant provides Landlord with a means of access to the Premises for the purposes enumerated in
Section 13.1. Landlord acknowledges that the type of combination locks which currently exist on many of Tenant's doors are acceptable. Unless access to the Premises is provided during the hours when cleaning service is normally rendered, Landlord shall not be responsible for providing such service to the Premises or to those portions thereof which are inaccessible. Such inability by Landlord to provide cleaning services to inaccessible areas shall not entitle Tenant to any adjustment in rent.

                                   ARTICLE XIV
                               TENANT'S INSURANCE

      14.1 Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Premises or the Building, which will in any way increase the rate of fire insurance or other insurance on the Building or the Project. If any increase in the rate of fire insurance or other insurance is stated by an insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the Premises or the Building or the Project, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase. Tenant shall reimburse Landlord for such amount upon demand and any such amount shall be considered additional rent due hereunder.

      14.2 Throughout the Lease Term, Tenant shall obtain and maintain replacement cost casualty insurance on its furniture, fixtures, equipment and property in the Premises, and public liability insurance, in a company or companies licensed to do business in the jurisdiction in which the Building is located and approved by Landlord. Said insurance shall be in minimum amounts approved by Landlord from time to time, shall name Landlord, any mortgages, and Landlord's ground Lessors (if any), as additional insureds thereunder, shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss, and shall provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord, its agents, employees, and representatives, in connection with any loss or damage covered by such policy. If requested by Landlord, receipts evidencing payment of the premium for such insurance shall be delivered by Tenant at least annually, and each such policy shall contain an endorsement prohibiting cancellation or reduction of coverage without first giving Landlord fifteen (15) days, prior written notice of such proposed action. Tenant shall also keep in force, at its expense, so long as this Lease remains in effect and during such other times as Tenant occupies the Premises or any part thereof, workmen's compensation or similar insurance affording statutory coverage and containing statutory limits. All such policies of insurance shall be effective thirty (30) days prior to the anticipated Lease Commencement Date, and shall be for a period of at least one (1) full calendar year. None of the insurance which Tenant is required to carry and maintain hereunder shall contain any deductible provisions except as approved by Landlord.

      14.3 The amount of liability insurance required to be maintained by Tenant pursuant to this Lease is One Million Dollars ($1,000,000) for injury to one (1) person and Two Million Dollars ($2,000,000) for injury to any number of persons in a single occurrence, and One Hundred Thousand Dollars ($100,000) for damage to property, all written on an "occurrence" basis. Landlord may, from time to time, require Tenant to increase its insurance coverage to an amount determined by Landlord to be satisfactory in Landlord's reasonable judgment.

      14.4 Tenant shall require any contractor of Tenant who is to perform work on the premises in excess of Thirty Thousand Dollars ($30,000), to keep in force, at contractor's expense during such times as contractor is working in the Premises, in accordance with the terms of this Lease: comprehensive general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, with insurance companies and in form acceptable to the Landlord, to afford protection to the limit, per occurrence, of not less than Two Million Dollars ($2,000,000) with respect to personal injury or death, and One Million Dollars ($1,000,000) with respect to property damage. Tenant will cause Tenant's contractors to deposit the policy or policies of such insurance, or certificates thereof, with Landlord prior to commencing any work, which policies shall name Landlord or its assignees as additional named insureds, shall be primary and non-contributory, and shall also contain a provision stating that such policy or policies shall not be cancelled except after thirty (30) days, written notice to Landlord. Tenant shall also require its contractors to keep in effect (i) workmen's compensation or similar insurance affording statutory coverage and containing statutory limits, and (ii) comprehensive automobile liability insurance for each occurrence of not less than One Million Dollars ($1,000,000) with respect to personal injury or death and Five Hundred Thousand Dollars ($500,000) with respect to property damage during the period such contractor is performing work in the Premises on tenant's behalf.

      14.5 Tenant waives its right of recovery against Landlord by reason of any loss covered by insurance that is carried by Tenant or that is required by this Lease to be carried by Tenant.

                                   ARTICLE XV
                   SERVICES AND UTILITIES PROVIDED BY LANDLORD

      15.1 Landlord shall furnish to the Premises air-conditioning and heating during the seasons when they are required, as determined in Landlord's judgment. Landlord shall also provide electricity; water; exterior window-cleaning service; and char and janitorial service after 6:00 p.m. on Monday through Friday only (excluding legal public holidays). Landlord shall also provide elevator service; provided, however, that Landlord shall have the right to remove elevators from service as may be required for moving freight, or for servicing or maintaining the elevators and/or the Building. The times for supplying the services and utilities described in this section, and the quantities of such services and utilities, all shall be adequate as determined in Landlord's sole but not unreasonable judgment. The normal hours of operation of the Building will be 8:00 a.m. to 6:00 p.m. on Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturdays, except legal public holidays. There will be no normal hours of operation of the Building on Sundays or legal public holidays and Landlord shall not be obligated to maintain or operate the Building at times other than the normal hours of operation unless special arrangements are made in advance by Tenant. Notwithstanding the foregoing, Landlord reserves the right to increase the hours and days of operation of the Building. Landlord will furnish all services and utilities required by this Lease, other than water and electricity, only during the normal hours of operation of the Building, unless otherwise specified herein. If Tenant requires air-conditioning or heat beyond normal hours of operation set forth herein, Landlord will furnish such, provided Tenant gives Landlord sufficient advance notice of such requirement. Tenant agrees to pay for the cost of such extra service in accordance with Landlord's then current schedule of costs and assessments for such extra service.

      15.2 If Tenant requires, uses, or consumes water for any purposes other than normal office usage, Tenant agrees that Landlord may install a meter or meters or other means to measure Tenant's water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's costs of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed as measured by said meter or meters or as otherwise measured, including sewer charges. All the fees, costs and sums under this Section 15.2 are considered additional rent and are collectable upon demand.

      15.3 Tenant shall reimburse Landlord for the cost to Landlord of removal from the Premises, the Building or the Project, of any refuse and rubbish of Tenant except normal office trash, and Tenant shall pay all bills therefore as additional rent when rendered. Tenant shall contract for professional handling and removal of all medical waste or bio-hazardous materials, if applicable, at its own cost and expense.

      15.4 It is understood and agreed that Landlord has entered into this Lease on the express understanding and agreement that Landlord shall not have any liability to Tenant whatsoever as a result of Landlord's failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, scarcity of labor or materials, acts of God, governmental requirements or from any other cause whatsoever. It is further agreed that any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease, to an abatement of any rent payable hereunder, or to any other damages. Landlord agrees to use reasonable efforts to restore any interrupted services or utilities of which Landlord receives notice so long as the interruption is not caused by Tenant or its Invitees or Guests.

      15.5 The parties hereto agree to comply with all energy conservation controls and requirements (whether the controls are mandatory or voluntary) applicable to office buildings that are imposed, instituted or recommended by the federal, state, county or local governments, including, without limitation, controls on the permitted range of temperature settings in office buildings, and requirements necessitating curtailment of the volume of energy consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of the Tenant from the Premises and shall not entitle Tenant to terminate this Lease, to an abatement of any rent payable hereunder or to any other damages.

                                   ARTICLE XVI
           TENANT'S ACCEPTANCE OF PREMISES AND LANDLORD'S LIABILITIES

      16.1 The taking possession and occupancy of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts said Premises and that they are suited for their intended use. Tenant also, by occupying and taking possession of the Premises, acknowledges that the Building and the Project are in good and satisfactory condition.

      16.2 Landlord shall not be liable to Tenant, or Tenant's Invitees or Guests, or to any other person or entity for any damage (including consequential damage), injury, loss, compensation or claim, including, but not limited to claims for the interruption of or loss to Tenant's business, based on, arising out of or resulting from any cause whatsoever (except as otherwise provided in this Section 16.2), including, but not limited to the following: repairs to any portion of the Premises; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or entity) of elevators, or of the heating, cooling, electrical, sewerage, or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Premises or the Building, or the Project; any breach of security or any fire, robbery, theft, vandalism, mysterious disappearance and/or any other casualty; the actions of any other tenants of the Building or of any other person or entity; and any leakage in any part or portion of the Premises or the Building, or the Project, or from water, rain, ice or snow that may leak into, of flow from, any part of the Premises or the Building, or the Project, or from drains, pipes or plumbing fixtures in the Building. Any goods, property or personal effects stored or placed by the Tenant or its Invitees or Guests in or about the Premises shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. It is understood that if any employee of Landlord receives any packages or articles delivered to the Building for Tenant, such employee shall be acting as the agent of Tenant for such purposes and not as the agent of Landlord. Notwithstanding the foregoing provisions of this Section 16.2, Landlord shall not be released from liability to Tenant for any physical injury to any persons or property caused by the willful misconduct or gross negligence of Landlord to the extent such injury is not covered by insurance that is (i) carried by Tenant or such person or (ii) required by this Lease to be carried by Tenant.

      16.3 Landlord shall not be liable in any manner to Tenant, its employees or invitees for any injury or damage to Tenant, its employees or invitees or their property caused by the criminal or intentional misconduct of third parties. All claims against Landlord for any such damage or injury are hereby expressly waived by Tenant, and Tenant hereby agrees to hold harmless and indemnify Landlord from all such damages and the expense of defending all claims made by Tenant's employees or invitees arising out of such acts.

      16.4 Tenant shall indemnify and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses (including attorney's fees) suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from (i) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein, (ii) any act or omission by Tenant or its Invitees or Guests, or (iii) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease.

      16.5 In the event that, at any time, Landlord shall sell or transfer the Building, or the Project, the Landlord named herein shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer.

      16.6 In the event that any time during the Lease Term Tenant shall have a claim against Landlord, Tenant shall not have the right to interpose a counterclaim or to set off or deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, it being understood that Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

      16.7 Tenant shall look only and solely to Landlord's Leasehold estate and interest in and to the Building and the rents and profits therefrom for the satisfaction of any right of Tenant arising out of this Lease for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Landlord, and no other property or assets of Landlord, Landlord's agents, incorporators, shareholders, employees, officers, directors, partners, agents, principal (disclosed or undisclosed), joint venturers, or affiliates shall be subject to levy, lien execution, attachment, or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, Tenant's use and occupancy of the Premises, or any other liability of Landlord to Tenant.

                                  ARTICLE XVII
                              RULES AND REGULATIONS

      17.1 Tenant and its Invitees and Guests shall at all times abide by and observe the rules and regulations attached hereto as Exhibit D. In addition, Tenant and its Invitees and Guests shall abide by and observe all other rules or regulations that Landlord may promulgate from time to time for the operation and maintenance of the Building or the Land (including but not limited to the parking areas); provided that notice thereof is given to Tenant and such rules and regulations are not inconsistent with the provisions of this Lease. In particular, but without limiting the generality of the preceding sentence, Landlord may limit access to the parking areas, by mechanical gates or otherwise, to ensure that only authorized users are admitted to the parking areas. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other Lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules or regulations by any other tenant or its Invitees or Guests. If there is any inconsistency between this Lease and the Rules and Regulations set forth in Exhibit D, this Lease shall govern.

      17.2 An failure by Landlord to enforce any rules and regulations now or hereafter in effect, either against Tenant or any other tenant in the Building or the Project, shall not constitute a waiver of the enforceability of any such rules and regulations.

                                  ARTICLE XVIII
                  DAMAGE, DESTRUCTION BY FIRE OR OTHER CASUALTY

      18.1 All injury to the Premises and other portions of the Building or the Project, caused by Tenant, its agents, servants, employees and visitors, will be repaired by Landlord at the expense of Tenant. Tenant shall reimburse Landlord for such repairs within ten (10) days of receipt of written notice from Landlord of the costs. At its election, Landlord may regard the same as additional rent, in which event, the cost shall become additional rent payable with the installment of rent next becoming due after notice is received by Tenant from Landlord. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord has or may have in said circumstances.

      18.2 If, during the Lease Term, the Premises or the Building are totally or partially damaged from any cause, thereby rendering the Premises totally or partially inaccessible or unusable, Landlord shall (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) diligently restore and repair the Premises and the Building to substantially the same condition they were in prior to such damage; provided, however, if the repairs and restoration cannot be completed within ninety (90) days after the occurrence of such damage (taking into account the time needed for removal of debris, preparation of plans and issuance of all required governmental permits), Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination to Tenant within forty-five (45) days after the occurrence of such damage; and, provided further that Landlord shall have no obligation to repair or restore any damage or destruction caused by Tenant, or any of its Invitees or Guests. In addition, Landlord shall have the right to terminate this Lease in the event (a) Landlord's insurance is insufficient to pay the full cost of such repair and restoration, (b) any Mortgagee fails or refuses to make such insurance proceeds available for repair and restoration, or (c) zoning or other applicable laws or regulations do not permit such repair or restoration. If this Lease is terminated pursuant to this Section 18.2, all rent payable hereunder shall be apportioned and paid to the date of termination. Provided that such damage was not caused by the act or omission of Tenant, or any of its Invitees or Guests, until the repair and restoration of the Premises is completed, or until the date of termination, Tenant shall be required to pay Base Rent and Additional Rent pursuant to Articles V and IV only for that part of the Premises that is tenantable while repairs are being made, based on the ratio that the amount of tenantable rentable area bears to the total rentable area in the Premises. Except as provided in Section 18.3, Landlord shall bear the costs and expenses of repairing and restoring the Premises; provided that if such damage was caused by the act or omission of Tenant, or any of its Invitees or Guests, then, Tenant shall pay to Landlord the amount by which such costs and expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction.

      18.3 If Landlord repairs and restores the Premises as provided in Section 18.2, Landlord shall not be required to repair or restore any decorations, alterations or improvements to the Premises made by Tenant prior to the damage or destruction or any trade fixtures, furnishings, furniture, inventory, equipment or personal property belonging to Tenant or any of its Invitees or Guests. It shall be Tenant's sole responsibility to repair and restore all such items.

      18.4 Notwithstanding anything to the contrary contained herein, if there is damage to or a destruction of the Building, from any risk, that exceeds twenty-five percent (25%) of the replacement value of the Building (excluding the foundation and site improvements), whether or not the Premises are damaged or destroyed, Landlord shall have the right to terminate this Lease by written notice to Tenant.

                                   ARTICLE XIX
                                  CONDEMNATION

      19.1 If the whole or a substantial part (as hereinafter defined) of the Premises, or the use or occupancy of the Premises, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking or condemnation), then this Lease shall terminate on the date title thereto vests in such governmental or quasi-governmental authority, and all rent payable hereunder shall be apportioned as of such date. If less than a substantial part of the Premises, or if the use or occupancy of less than a substantial part of the Premises, is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking or condemnation), this Lease shall continue in full force and effect, as to the Premises not so taken or condemned, but the Base Rent and Additional Rent thereafter payable pursuant to Articles IV and VI shall be equitably adjusted (on the basis of the ratio of the number of square feet of rentable area taken to the total rentable area in the Premises immediately prior to such taking or condemnation) as of the date title vests in the governmental or quasi-governmental authority. For purposes of this Section 19.1, a substantial part of the Premises shall be considered to have been taken if, in the aggregate, more than one-third (1/3) of the Area of the Premises is either taken or rendered untenantable as a result of such taking or condemnation.

      19.2 All awards, damages and other compensation paid by the condemning authority on account of such taking or condemnation (or sale under threat of such a taking or condemnation) shall belong to Landlord, and Tenant hereby assigns Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired term of this Lease, the loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's sole expense and for relocation expenses, provided that such claim shall in no way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

      19.3 Notwithstanding anything to the contrary contained herein, if twenty-five percent (25%) or more of the Land upon which the Building is to be (or has been) constructed, or the Building or of the Project is taken, condemned, or sold under threat of such a taking, Landlord shall have the sole option to terminate this Lease as of the date title vests in the public or quasi-public authority.

      19.4 Notwithstanding anything to the contrary contained herein, in the event of a taking of only the right to possession of all or any part of the Premises for a fixed period of time or for the duration of any emergency or other temporary condition, then, at Landlord's option, this Lease shall continue in full force and effect without any abatement of base rent or additional rent, but the amounts payable by the condemnor with respect to any period of time prior to the expiration or earlier termination of this Lease shall be paid by the condemnor to the Landlord and the condemner shall be considered a subtenant of Tenant. Landlord hereby approves such subtenant. Landlord shall apply the amount of condemnation proceeds, or as much thereof as may be necessary for the purpose, toward the amount of base rent and additional rent or any other sums due from Tenant for the period, and Tenant shall pay to Landlord any deficiency between the amount thus paid by the condemnor and the amount due from Tenant.

                                   ARTICLE XX
                                DEFAULT BY TENANT

      20.1 The occurrence of any of the following shall constitute a default by Tenant under this Lease:

            (a) If Tenant shall fail to pay any payment of Base Rent or Additional Rent when due. If Tenant shall fail to make, when due, any other payment required by this Lease and such payment shall not have been made within five (5) days of written notice to Tenant.

            (b) If Tenant shall violate or fail to perform any other term, condition, covenant, or any of the rules and regulations now or hereafter established for the government of the Premises, Building, and the Project, or agreement to be performed or observed by Tenant under this Lease and such violation or failure shall not be cured within fifteen (15) days of written notice to Tenant.

            (c) If Tenant shall abandon the Premises.

            (d) An Event of Bankruptcy as specified in Article XXI, with respect to Tenant, any guarantor of this Lease, or any general partner of Tenant (if Tenant is a partnership).

            (e) A dissolution or liquidation of Tenant or, if Tenant is a natural person, the death or disability of such person.

            (f) Any proceeding provided by the applicable law of the jurisdiction in which the Project is located in the nature of a bankruptcy or for the benefit of creditors which is not dismissed within 30 days thereafter.

            (g) If Tenant admits its inability to pay its debts when due.

            (h) If Tenant's leasehold estate is levied on or under execution.

      20.2 If Tenant shall be in default under this Lease, Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter and take possession of the Premises and the provisions of this Article XX shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being hereby expressly waived. Further, unless expressly prohibited by applicable law, if Tenant shall be in default under this Lease, Landlord shall have all self-help remedies and shall have the right to cease supplying services and utilities for the benefit of Tenant and the Premises. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of applicable laws, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all rent and other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later. Whether or not this Lease is terminated by reason of Tenant's default, Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may be greater or less than the period which otherwise would have constituted the balance of the Lease Term) and on such terms and conditions (which may include concessions of free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting. Whether or not this Lease is terminated by reason of Tenant's default, Tenant nevertheless shall remain liable for any annual Base Rent, Additional Rent and damages which may be due or sustained prior to such default, all costs, fees and expenses including, but not limited to, reasonable attorneys' fees, brokerage fees, expenses incurred in placing the Premises in first-class rentable condition, and other costs and expenses incurred by Landlord in pursuit of its remedies hereunder, or in renting the Premises to others from time to time (all such annual Base Rent, Additional Rent, damages, costs, fees and expenses are hereinafter referred to as "Termination Damages") and additional damages (hereinafter referred to as "Liquidated Damages"), which, at the election of Landlord, shall be either:

      (i) an amount equal to the annual Base Rent and Additional Rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case such Liquidated Damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default; any suit or action brought to collect any such Liquidated Damages for any month shall not in any manner prejudice the right of Landlord to collect any Liquidated Damages for any subsequent month by a similar proceeding; or

      (ii) an amount, as determined by an independent real estate appraiser named by Landlord, equal to the present value (as of the date of Tenant's default) of all annual Base Rent and Additional Rent which would have become due during the remainder of the Lease Term, less the fair market value of Tenant's leasehold interest, in which case such Liquidated Damages shall be payable to Landlord in one lump sum on demand. For purpose of this clause (ii), "present value" shall be computed by discounting at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the Building.

      In the event Tenant becomes the subject debtor in a case under the Bankruptcy Code, the provisions of this Section 20.2 may be limited by the limitations of damage provisions of the Bankruptcy Code. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease.

      20.3 All rights and remedies of Landlord set forth herein are in addition to all other rights and remedies available to Landlord at law or in equity. All rights and remedies available to Landlord hereunder or at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by Tenant hereunder or of any of Landlord's rights or remedies in connection therewith. Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver expressly is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

      20.4 If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the monthly installment of Base Rent, Additional Rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy available to Landlord. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

      20.5 If Tenant defaults in the making of any payment or in the doing of any act herein required to be make or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. If Landlord elects to make such payment or do such act, all costs and expenses incurred by Landlord, plus interest thereon at a rate (the "Default Rate") equal to the greater of 18 percent per annum or the rate per annum which is five (5) whole percentage points higher than the prime rate announced from time to time by the Chase Manhattan Bank of New York, from the date incurred by Landlord to the Date of payment thereof by Tenant, shall constitute Additional Rent due hereunder; provided however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest that is in an amount prohibited by any applicable usury statute. If the Chase Manhattan Bank of New York, ceases to announce a "prime rate" or announces more than one prime rate, then, for purposes of computing the Default Rate hereunder, Landlord shall have the right to designate a substitute rate which Landlord deems comparable. The taking of such action by Landlord shall not be considered as a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default.

      20.6 If Tenant fails to make any payment of Base Rent or of Additional Rent on or before the date such payment is due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, such payment shall bear interest at the Default Rate, from the date such payment became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest shall constitute Additional Rent due hereunder, shall constitute agreed liquidated damages and not penalties, and shall be in addition to, and not in lieu of, all other rights and remedies provided to Landlord in this Lease, at law, or in equity.

      20.7 Landlord shall have a lien upon, and Tenant hereby grants to Landlord a security interest in, all personal property of Tenant now or hereafter located in the Premises, as security for the payment of all Rent and the performance of all other obligations of Tenant required by this Lease, and Landlord shall have all rights of distraint available under applicable law.

                                   ARTICLE XXI
                                   BANKRUPTCY

      21.1 Each of the following shall be an Event of Bankruptcy under this Lease.

            (a) Tenant's (or any guarantor of this Lease) becoming insolvent, as that term is defined in the United States Bankruptcy Code (herein referred to as the "Bankruptcy Code," which term shall include subsequent amendments to the bankruptcy laws of the United States), or under the insolvency laws of any state, district, commonwealth or territory of the United States (the "Insolvency Laws").

            (b) The appointment of a receiver or custodian for any or all of Tenant's (or any guarantor's) property or assets, or the institution of a foreclosure action upon any of Tenant's real or personal property.

            (c) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws with respect to Tenant or any guarantor of this Lease.

            (d) The filing of any involuntary petition against Tenant or any guarantor as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within thirty (30) days of filing, or (ii) results in the issuance of an order for relief against the debtor.

            (e) Tenant's (or any guarantor's) making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

      21.2 (a) Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available to Landlord pursuant to Article XX: provided that while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord shall not exercise its rights and remedies pursuant to
Article XX so long as (i) the Bankruptcy Code prohibits the exercise of such rights and remedies, and (ii) Tenant or its Trustee in Bankruptcy (hereinafter referred to as "Trustee") is in compliance with the provisions of Sections 21.2(b) and (c) below.

                  (b) In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to Section 21.2(a) shall be subject to any rights of the Trustee to assume or assign this Lease pursuant to the Bankruptcy Code. Trustee shall not have the right to assume or assign this Lease unless the Bankruptcy Code expressly requires that Landlord permit such assumption or assignment and Trustee promptly (i) cures all defaults under this Lease, (ii) compensates Landlord for monetary damages incurred as a result of such defaults, (iii) provides adequate assurance of future performance (as defined below) on the part of Tenant as debtor in possession or on the part of the assignee tenant, and
(iv) complies with any other requirements of the Bankruptcy Code. Tenant agrees in advance that this Lease may be terminated by Landlord in accordance with
Section 21.2(a) above if the foregoing criteria for assignment or assumption are not satisfied, or if, after such assumption or assignment, there is a default in Tenant's obligations under this Lease.

                  (c) Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in Section 21.2(b)(iii) above, shall mean that all of the following minimum criteria must be met: (i) Tenant's gross receipts arising from the operation it conducts at the Premises in the ordinary course of business during the thirty (30) day period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two (2) times greater than the next monthly installment of annual Base Rent and Additional Rent due under this Lease; (ii) both the mean and median of Tenant's monthly gross receipts arising from the operations it conducts at the Premises in the ordinary course of business during the six (6) month period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two (2) times greater than the next monthly installment of annual Base Rent and Additional Rent due under this Lease; (iii) Tenant must pay its estimated portion of the cost of all services provided by Landlord, to the extent Tenant is responsible for such costs pursuant to this Lease, in advance of the performance or provision of such services; (iv) Trustee must agree that Tenant's business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on the Premises; (v) Trustee must agree that the use of the Premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; (vi) Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the Building or the Project; (vii) Trustee must pay to Landlord at the time the next monthly installment of annual Base Rent is due under this Lease, in addition to such installment of annual Base Rent, an amount equal to the monthly installments of annual Base Rent and Additional Rent due under this Lease for the next six months under this Lease, said amount to be held by Landlord in escrow until either Trustee or Tenant defaults in its payment of Rent or other obligations under this Lease (whereupon Landlord shall have the right to draw on such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to Trustee or Tenant except to the extent the funds have been drawn and not replaced); and (viii) Tenant or Trustee must agree to pay to Landlord, at any time Landlord is authorized to and does draw on the escrow account, the amount necessary to restore such escrow account to the original level required by clause (vii).

                                  ARTICLE XXII
                     SUBORDINATION, ATTORNMENT AND ESTOPPEL

      22.1 This Lease is subject and subordinate to the lien of any and all Mortgages which may now or hereafter encumber the Building or the Project, to all funds and all indebtedness intended to be secured by such Mortgages, and to all and any renewal, extensions, modifications, recastings or refinancings thereof. The holder of any Mortgage to which this Lease is subordinate shall have the right at any time to declare this Lease to be superior to the lien of such Mortgage and Tenant agrees to execute all documents required by such holder in confirmation thereof.

      22.2 In confirmation of the foregoing subordination, Tenant shall, at Landlord's request from time to time, promptly execute any requisite or appropriate certificate or other document. Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or other document for or on behalf of Tenant. Tenant agrees that in the event of sale of Landlord's interest in the Building or the Project to a purchaser, or in the event any proceeding is brought for the foreclosure or other enforcement of any Mortgage encumbering the Building or the Project, if this Lease is not extinguished upon such foreclosure or enforcement, then Tenant shall attorn to the purchaser at such foreclosure or trustee's sale, if requested to do so by such purchaser, and shall recognize such purchaser as the Landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure or other proceeding is prosecuted or completed. For purposes of this Section, all references to a purchaser shall be deemed to include a party who enters into a purchase/sale agreement with the Landlord, such party's successor and assigns, a purchaser at any foreclosure or trustee's sale, and such purchaser's successors and assigns at any foreclosure or trustee's sale shall be deemed to include such purchaser's successors and assigns. Tenant agrees that upon such attornment, such purchaser shall not be (a) bound by any payment of annual Base Rent or Additional Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease to the extent such prepayments have been delivered to such purchaser,
(b) bound by any
amendment of this Lease made without the consent of the Mortgagee whose Mortgage was enforced at such sale, (c) liable for damages for any act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord, provided, however, that after succeeding to Landlord's interest under this Lease, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Building or the Project. Upon request by such purchaser, Tenant shall execute and deliver an instrument or instruments confirming its attornment.

      22.3 In the event that any Mortgagee or prospective Mortgagee requires, as a condition of such financing or refinancing, that modifications to this Lease be obtained, and provided that such modifications (i) are reasonable; (ii) do not adversely affect in a material manner Tenant's use of the Premises as herein permitted; and (iii) do not increase the Rent and other sums to be paid by Tenant hereunder, Landlord may submit to Tenant a written amendment to this Lease incorporating such required modifications, and Tenant hereby covenants and agrees to execute, acknowledge and deliver such amendment to Landlord within five (5) days of Tenant's receipt thereof.

      22.4 Landlord agrees to submit this Lease to any Mortgagee (or prospective Mortgagee) whose approval is required pursuant to the provisions of its Mortgage (or prospective Mortgage) and in good faith to attempt to obtain such approval. Notwithstanding any other provision of this Lease, Landlord may, at its option, terminate this Lease by written notice to Tenant if such approval has not been obtained within sixty (60) days after the full execution of this Lease.

      22.5 Tenant agrees, at any time and from time to time, upon not less than ten (10) days, prior written notice by Landlord, to execute, acknowledge before a Notary Public, and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications); (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default; (iv) stating the address to which notices to Tenant are to be sent; (v) stating that this Lease is subject and subordinate to all Mortgages encumbering the Building; (vi) stating that Tenant has accepted the Premises and that all work thereto has been completed by Landlord (or, if not, specifying the incomplete work); and (vii) containing such other certifications as Landlord may reasonable request. Any such statement delivered by Tenant may be relied upon by any owner of the Building or the Project, any prospective purchaser of the Building or the Project, any Mortgagee or prospective Mortgagee of the Building or the Project or of Landlord's interest therein, or any prospective assignee of any such Mortgagee or any other person or entity. Tenants acknowledges that time is of the essence to the delivery of such statements by Tenant to Landlord, and that such statements are materially necessary by Landlord in obtaining financing or refinancing secured by the Building or the Project. Tenant shall be liable for such damages suffered by Landlord. These damages include, but are not limited to, out-of-pocket expenses related to obtaining another mortgage, attorney's cost associated with enforcement of this provision, economic losses associated with loss of opportunity.

      22.6 Failure to deliver the Estoppel Certificate within the said ten (10) days shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If Tenant fails to deliver the Certificate within the said ten (10) days, Tenant by such failure irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the Estoppel Certificate to any third party.

                                  ARTICLE XXIII
                                  HOLDING OVER

      23.1 Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Premises, both because Landlord will require an extensive period to locate a replacement tenant and because Landlord will plan its entire leasing and renovation program for the Building in reliance on its lease expiration dates. Tenant also acknowledges that if Tenant fails to surrender the Premises at the expiration or termination of the Lease Term, it will be conclusively presumed that the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the amount of Annual rent and Additional Rent that would have been payable had the Lease Term continued during such holdover period. Therefore, in the event that Tenant shall not immediately surrender the Premises on the date of the expiration or termination of the Lease Term, the rent payable by Tenant hereunder shall be increased to equal the greater of (i) fair market rent for the Premises or (ii) double the base rent, Additional Rent, and other sums that would have been payable pursuant to the terms of this Lease if the Lease Term had continued during such holdover period. Such greater amount shall be computed by Landlord on a monthly basis in Landlord's discretion and shall be payable by Tenant on the first day of each month, from such expiration, or termination, until the Premises have been vacated by Tenant. Landlord's acceptance of such amounts from Tenant shall not in any manner impair or adversely affect Landlord's other rights and remedies hereunder, including, but not limited to, (i) its right to evict Tenant from the Premises, and (ii) Landlord's right to recover damages pursuant to this Lease and such other damages as are available to Landlord at law or in equity.

                                  ARTICLE XXIV
                              COVENANTS OF LANDLORD

      24.1 Landlord covenants that it has the right to make this Lease for the term aforesaid, and that if Tenant shall pay all Rent when due and punctually perform and satisfy all the covenants, terms, conditions and agreements of this Lease to be performed or satisfied by Tenant, Tenant shall, during the term hereby created, freely, peaceably, and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or any party lawfully claiming through or under Landlord subject, however, to the provisions of this Lease, including but not limited to the Rules and Regulations and the provision of Section 24.2 hereof.

      24.2 Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (i) to change the street address and/or name of the Building or the Project and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public or common parts of the he Building or the Project; (ii) to erect, use and maintain pipes and conduits in and through the Project and the Building, including the Premises; (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building or the Project not inconsistent with Tenant's permitted use of the Premises; (iv) the exclusive right to use and/or lease the roof and the sidewalks, parking areas (except as otherwise provided herein) and other exterior areas; (v) the right to resubdivide any Land on which the Building is located or to combine such Land with other Lands; and (vi) the right, in connection with any future construction, to relocate or alter any parking areas that may be designated for Tenant's use. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant's use or occupancy of the Premises.

      24.3 Tenant acknowledges and agrees that all rights of Tenant to use and occupy the Premises and all rights, terms and conditions of this Lease are in respects subject to all applicable zoning and land use restrictions, and to all covenants, conditions, and restrictions of record. Landlord hereby expressly reserves the right to subject the Land to industrial or office park covenants, conditions and restrictions which are intended to ensure the harmonious and orderly development and use of the Project and to provide for the maintenance and upkeep of common areas within the complex, and this Lease shall be subject and subordinate to all such covenants and conditions now or hereafter imposed. Tenant agrees to observe and be bound by each and every covenant and restriction to which the Project is now subject or is hereinafter subjected, insofar as any such covenant or restriction affects the Premises or Tenant's use thereof.

                                   ARTICLE XXV
                               GENERAL PROVISIONS

      25.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises, the Building, or the Project, except as herein expressly set forth, and no rights, privileges, easements or licenses are being acquired by Tenant except as herein expressly set forth.

      25.2 Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

      25.3 Landlord and Tenant each represents and warrants to the other that neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Lease except for the broker named in Section 1.13 hereof. Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Tenant or with whom Tenant has dealt, other than the broker(s) named in the first sentence of this Section.

      25.4 Landlord and Tenant each hereby waives trial by jury in any action, proceeding, claim or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

      25.5 All notices or other communications required hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefore), or if sent by overnight courier, telegram, or by certified or registered mail, return receipt requested, postage prepaid, to the following addresses:

      (i)   if to Landlord:   c/o Ronald Cohen Management Company
                              6500 Rock Spring Drive, Suite 302
                              Bethesda, Maryland  20817

      (ii)   if to Tenant:    Social and Health Services Ltd.
                              11426-11428 Rockville Pike, Suite 100
                              Rockville. MD 20852

Either party may change its address for the giving of notices by written notice given in accordance with this Section.

      25.6 If any provision of this Lease or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, then, at Landlord's option, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law, except that if Tenant's obligation to pay rent hereunder is ever severed from this Lease, this Lease shall immediately cease and terminate.

      25.7 Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

      25.8 The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof restricting assignment or subletting by Tenant.

      25.9 This Lease contains the entire agreement of the parties hereto and supersedes all prior agreements, negotiations and discussions between the parties hereto. Any representation, inducement or agreement that is not contained in this Lease shall not be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

      25.10 This Lease shall be governed by and construed in accordance with the laws of the jurisdiction in which the Building is located.

      25.11 Article and section headings are used herein for the convenience of references only and shall not be considered when construing or interpreting this Lease.

      25.12 The submission of any unsigned copy of this document to Tenant for Tenant's consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

      25.13 Time is of the essence of each provision of this Lease.

      25.14 This Lease is being executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

      25.15 This Lease shall not be recorded except that upon the request of either party hereto, the other party agrees to execute, in recordable form, a short-form memorandum of this Lease, provided that such memorandum shall not contain any of the specific rental terms set forth herein. Such memorandum may be recorded, at Tenant's expense, in the land records of the city or county in which the Building is located.

      25.16 Landlord reserves the right, without the consent of Tenant, to make reasonable changes and modifications to the plans and specifications for the Building or the Project, provided that such changes or modifications do not materially change the character of the Building.

      25.17 Except as otherwise provided in Section 6.3(a), any additional rent owed by tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable to Landlord, shall be paid by Tenant to Landlord no later than the later of (a) ten (10) days after the date Landlord notifies Tenant of the amount of such Additional Rent or such cost, expense, damage or liability, or (b) the day the next monthly installment of Base Rent is due. If any payment hereunder is due after the expiration or termination of the Lease Term, such Additional Rent or such cost, expense, damage or liability shall be paid by tenant to Landlord not later than ten (10) days after Landlord notifies Tenant of the amount of such Additional Rent or such cost, expense, damage or liability.

      25.18 All of Tenant's duties and obligations hereunder, including but not limited to Tenant's duties and obligations to pay Base Rent, Additional Rent and the costs, expenses, damages and liabilities incurred by Landlord for which Tenant is liable, shall survive the expiration or termination of this Lease for any reason whatsoever.

      25.19 In the event Landlord is in any way delayed, interrupted or prevented from performing any of its obligations under this Lease, and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, or any other cause beyond Landlord's reasonable control (whether similar or dissimilar to the foregoing causes), then the time for performance of the affected obligation(s) by Landlord shall be excused for the period of the delay and extended for a period equivalent to the period of such delay, interruption or prevention.

      25.20 Notwithstanding any provision in this Lease to the contrary, if the term of this Lease has not commenced within three (3) years after the date of this Lease, this Lease shall automatically terminate on the third (3rd) anniversary of the date hereof. The sole purpose of this provision is to avoid any possible interpretation that this Lease violates the Rule Against Perpetuities or other rule of law against restraints on alienation.

      IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Amendment to Lease as of the day and year first above written.

      Subject to the approval of the government contracts offices, if necessary

WITNESS:                             LANDLORD:  NORTH BETHESDA ASSOCIATES
                                                LIMITED PARTNERSHIP

/s/ Jeff Pollock                    By:   /s/ Ronald J. Cohen             (Seal)
----------------------------              --------------------------------
                                          Ronald J. Cohen, General Partner


ATTEST:  (Corporate Seal)           TENANT:  SOCIAL AND HEALTH SERVICES LIMITED

/s/ Ramona E.F. Arnett              By:  /s/ Lewis D. Eigen               (Seal)
----------------------------              --------------------------------
             , Secretary                   Lewis Eigen, President

                                 LEASE ADDENDUM

      The foregoing attached Lease dated February 24, 1995; by and between NORTH BETHESDA ASSOCIATES LIMITED PARTNERSHIP ("Landlord"), and SOCIAL AND HEALTH SERVICES LIMITED ("Tenant"), is modified, amended, and/or supplemented as hereinafter set forth and any language of or provision in said Lease inconsistent or in conflict with the following, and not herein expressly referred to, shall be deemed appropriately amended or modified:

1. Superseded Leases Landlord and Tenant agree that upon the execution and delivery of this Lease, Lease Addendum, and attached Exhibits, the three
      (3) prior leases between Landlord and Tenant dated June 7, 1993, January 15, 1991, and January 15, 1991, as amended, extended, and otherwise modified, which prior leases relate to the original demise of the Premises referred to in Exhibit B of this Lease, shall be deemed superseded and of no further force or effect. Tenant acknowledges that all of the Premises occupied by Tenant at the date of this Lease are accepted by Tenant in their "as-is" condition.

2. Future Expansion Landlord and Tenant agree that, during the term of this Lease, if Landlord and Tenant reach agreement as to the leasing by Tenant of additional space in the North Bethesda Office Park (the "Expansion Space"), the following provisions shall apply: (a) Tenant shall accept such Expansion Space in its "as-is" condition, however, except for Expansion Space leased during the last year of the term of this Lease, Landlord shall paint and carpet the Expansion Space, using building standard materials and selection; (b) the per square foot Base Rent then in effect at the time of leasing the Expansion Space shall apply with respect to the Expansion Space; (c) the lease term for the Expansion Space shall be co-terminous with this Lease, currently set to expire December 31, 1998; (d) such leasing shall be documented by a letter agreement to be signed by Landlord and Tenant, incorporating this Lease by reference, and specifying the space to be leased, (e) Landlord and Tenant shall execute a revised Exhibit B indicating all of the premises controlled by this Lease, and a revised Exhibit C indicating the Base Rent Schedule for such Premises; and (f) the Lease Commencement Date for the Expansion Premises shall be the earlier of the date which is thirty (30) days after delivery of the Expansion Premises to Tenant, or the date on which Tenant commences business activities in the Expansion Premises.

3. Letter of Credit Modifying the provisions of Section 1.10 of this Lease, with respect to any security deposit letter of credit held by Landlord in the future, Tenant shall have the right to substitute a certificate of deposit or other bank credit instrument for such letter of credit, provided that the new instrument to be held by Landlord is subject to approval by Landlord's counsel

4. Tenant Signage Notwithstanding any provision of this Lease to the contrary:

      (a) Landlord agrees that Tenant shall have the right to install, at Tenant's sole expense, one (1) sign on 11426-28 Rockville Pike, and one
      (1) sign on 5640 Nicholson Lane, identifying Tenant's Premises and visible from the parking lot in front of the Premises. Said signs shall be of the specifications attached hereto as Addendum Exhibit 1, and shall be located as shown on the photographs attached hereto as Addendum Exhibit 2, subject to compliance with all applicable governmental code provisions.

      (b) With respect to any changes to the Building(s) lobby sign directory, Tenant shall pay to Landlord the reasonable, competitive cost of such changes, with no more than a 10% administrative charge by Landlord.

      (c) Tenant shall be entitled to install for its Premises in 5640 Nicholson Lane, at its sole cost, professionally made suite identification signs of the specifications attached hereto as Addendum Exhibit 3.

5.    Tenant's Partial Termination Options  Modifying the provisions of section
      1.5 of this Lease, if at any time during the Lease Term the Underlying Contract for a particular suite(s) of the Premises (as defined and identified on Exhibit B attached hereto and made a part hereof) shall have its funds for the continuation of said Underlying Contract's operation become unavailable, or if the said Underlying Contract ends and is not renewed, or if the said Underlying Contract is terminated in whole or substantial part, for cause or for the convenience of the United States Government, Tenant shall have the right to partially terminate this Lease with respect only to the suite(s) of the Premises designated on Exhibit B as having that particular Underlying Contract. In order to exercise such termination right, Tenant shall do so by: (a) providing to Landlord ninety
      (90) days prior written notice, and, (b) with respect only to Expansion Spaces leased subsequent to the date of this Lease, paying to Landlord a sum equal to the unamortized costs incurred by Landlord in connection with the leasing of the terminated suite(s) of Expansion Space to Tenant and the improvements by Landlord to such terminated suite(s); such amortization shall be calculated on a monthly, straight line basis over the initial term of the Lease for the terminated suites, incorporating an interest rate of two percent (2%) above the stated prime rate of interest as publicly announced by Nations Bank at the time of termination. In the event of any such partial termination by Tenant of this Lease, this Lease shall continue uninterrupted and in full force and effect with respect to the balance of the Premises.

6. Late Payment Fee Notwithstanding any provision in the Lease to the contrary, in the event Tenant fails to make any payment of Rent or Additional Rent within five (5) days of when said payment is due, Tenant shall pay a late charge equal to One Hundred Dollars ($100.00) and, at Landlord's sole option, said late payment of Rent or Additional Rent shall bear interest at the rate of one percent (1%) above the floating prime rate of interest as publicly announced from time to time by Nations Bank from the due date until paid.

7. Transfer of Security Deposit In the event of a sale of the Building and, unless Landlord shall have a claim against the Security Deposit, Landlord shall transfer any then existing security Deposit to the purchaser for the benefit of Tenant, at which time Landlord shall be released by Tenant from all liability for the return of the Security Deposit to Tenant.

8 Termination Upon Bankruptcy In addition to any other rights available to Landlord or Tenant under this Lease, Landlord or Tenant, as the case may be, may terminate this Lease upon written notice to the other party in the event (a) the other party becomes insolvent, as defined in Title 11 of the United States Bankruptcy Code, 11 U.S.C. Section 101 et. seq., as amended, or any successor statute, or under the insolvency laws of any state, district, commonwealth or territory of the United States of America, (b) a receiver or custodian is appointed for any or all of the other party's property or assets, (c) the other party files a voluntary petition under the Bankruptcy Code or any insolvency laws, or (d) there is filed an involuntary petition against the other party as the subject debtor under the Bankruptcy Code or any insolvency laws, which petition is not stayed or dismissed within thirty (30) days of filing or results in issuance of an order for relief against the debtor.

9. Underlying Contracts For purposes of this Lease Agreement: (a) the "NCADI" Contract is defined to mean and refer to Tenant's existing contract with the Federal office of Substance Abuse Prevention to provide certain services and supplies with respect to the National Clearinghouse for Alcohol and Drug Information, the term of which contract runs with options through 6-29-98; (b) the "MDMS" Contract is defined to mean and refer to Tenant's existing contract with the Center for Substance Abuse Prevention to provide certain services and supplies with respect to the Materials Development and Marketing Support Program, the term of which contract runs through 12-15-95; (c) the "NACOA" Contract is defined to mean and refer to Tenant's existing contract with National Assoc. of Children of Alcoholics to provide certain services and supplies with respect to the Support & Administrative Services, the term of which contract runs through no term; (d) the "Youth" Contract is defined to mean and refer to Tenant's existing contract with Foundation for The Future of Youth to provide certain services and supplies with respect to the Services & Administrative Support, the term of which contract runs through no term; and (e) the "ODPHP" Contract is defined to mean and refer to Tenant's existing contract with Office of Disease Prevention & Health Promotion to provide certain services and supplies with respect to the National Health Information Clearinghouse, the term of which contract runs through 11-15-95. (f) the "Cosmos" contract is defined to mean and refer to Tenant's existing contract with Cosmos Corporation to provide certain services and supplies with respect to the promotion of research findings, the term of which contract runs with options through 6-16-98; and (g) the "URC" contract is defined to mean and refer to Tenant's existing contract with University Research Corporation to provide certain services and supplies with respect to training and training materials development, the term of which contract runs through 9-29-96.

10. Hours of Operation Modifying the provisions of section 15.1 of this Lease, Tenant's business hours shall be from 9:00 a. m. (EST) to 6:00 p.m.
      (EST), Monday through Friday; and from 9:00 a.m. (EST) to 1:00 p.m. (EST) on Saturday. All heating, ventilating and air-conditioning systems serving the Premises, including elevator service and access through the front doors of the building shall remain in operation during these hours, provided that the front doors of the building may be subject to reasonable security systems as long as Tenant's employees shall have access to such systems. If Tenant requires building services for overtime operation, Landlord shall provide them at Landlord's cost therefor. Tenant shall provide Landlord with at least twenty-four (24) hours' prior written notice of the need for such services.

11. Assignment and Subletting Modifying the provisions of Section 8.1 of this Lease, Landlord agrees that Tenant shall have the right to sublet or assign a portion of the Leased Premises to Tenant's subcontractors, subsidiaries or affiliated companies, provided that Tenant shall, inform Landlord of the identity of such sublessee, and provided that at all times, remain fully liable for the payment of all rent and additional rent and the performance of all of "Tenant's" obligations on this Lease.

12. Replacement of Light Bulbs Modifying the provisions of Section 9.1 of this Lease, Landlord agrees that it shall replace, at Landlord's expense, all light bulbs in Building Standard fixtures in the Premises as may be necessary from time to time.

13. Early Access to Premises Modifying the provisions of section 11.2 of this Lease, in the event of any expansion by Tenant, Landlord agrees that Tenant may have access to the Expansion Space prior to the delivery of the Expansion Space for purposes of preparing its layout and space planning. Landlord shall have the right to have a representative present at such time as Tenant is in the Premises for such purpose and Tenant shall have public liability insurance in effect at any time it is in the Premises.

14. Limitation on Operating Charges Pass-Throughs Landlord agrees that any increase in Operating charges pass-throughs, billed to Tenant under
      Article VI of this Lease, shall not exceed five percent (5%) of the previous lease year's Operating Charges, exclusive of utility costs and snow removal.

15. Landlord's Response Landlord agrees that it shall respond to Tenant's request for assistance under the terms of this Lease within a reasonable period of time following Tenant making such requests of Landlord.

16. Audit of Expenses Tenant shall have the right, at the end of each Lease Year, to audit Landlord's records with respect to Landlord's Operating Charges, insurance and real estate taxes, in order to verify the accuracy thereof. Tenant shall give Landlord at least thirty (30) days prior written notice of its intention to conduct such audit, which shall be at Tenant's sole expense, and which shall be conducted not more often than once per year. In the event such audit proves that Tenant has overpaid its correct pro rata share of its obligations, such overpayment shall be applied against Tenant's Operating Charges obligations next coming due under the Lease. In the event such audit proves that Tenant has underpaid its correct pro rata share of its obligations, such underpayment shall be paid to Landlord within thirty (30) days.

17. HVAC Capability Landlord agrees that thermostats shall be set to maintain temperatures not less than 65 degrees Fahrenheit during the heating season and not greater than 80 degrees Fahrenheit during the cooling season. Subject to conditions outside Landlord's control, these temperatures will be maintained throughout the Leased Premises and service areas, regardless of outside temperatures, during the hours of operation specified in the Lease.

18. Tenant Alterations Tenant shall not make any alterations, improvements or changes (collectively the "Alterations") of any kind to the Premises without obtaining the prior written consent of the Landlord in accordance with the requirements outlined below, which consent Landlord shall not withhold unreasonably as long as Tenant complies with each of the conditions and provisions of said requirements; provided, however, that Landlord's consent shall not be required for any Alterations costing less than Two Thousand Dollars ($2,000.00) and for which a building permit is not required. All Alterations shall be completed in a prompt and workmanlike manner without materially altering or impairing the character or use of the Building. In making any permitted Alterations, Tenant shall, at its sole expense, fully comply with all applicable federal, state, and local laws, ordinances, and regulations, including the acquisition of permits and the payment of fees, as well as any requirements imposed by Landlord's insurer. Tenant shall immediately discharge or bond off any liens arising from any Alterations.

19. Construction Indemnity Notwithstanding any provision in this Lease to the contrary, Tenant shall be obligated to reimburse Landlord on demand for the cost of any repairs to the Premises, Building or Building grounds necessitated by the negligence of Tenant, its agents, servants, employees, 1icensees, or guests but shall have no obligation to reimburse Landlord for repairs or any damage caused to the Premises by any negligent act or omission of Landlord.

20.   Assumption of Lease; Novation  Notwithstanding anything to the contrary in
      Article VIII of this Lease, Tenant may, without having to obtain Landlord's consent or approval, assign or sublease the Premises to a new provider of services under any of the Tenant's Underlying Contracts, whether pursuant to a novation agreed to by the United States of America (the "Government") or other manner consistent with proper Government contracting procedures, provided: (a) Unless specifically provided to the contrary in Tenant's novation agreement, or other instrument of conveyance acceptable to the Government, Tenant shall remain fully liable as principal and not as guarantor or surety for the payment of all Rent and Additional Rent, and for the performance of all conditions and covenants of this Lease to be performed by Tenant for the full Lease Term, even if Landlord accepts Rent from the assignee or subtenant, or in any other manner deals with same, (b) The assignee or subtenant agrees in writing to assume and be bound by all of Tenant's covenants, obligations, responsibilities and liabilities hereunder, and (c) Tenant shall give to Landlord advance written notice of such assignment or subletting, identifying the sublessee or assignee and the principals thereof. Any document evidencing such novation or other manner of assignment or subletting shall be of a form acceptable to the Government.

21. Partial Casualty to Premises In the event the a suite of the Premises are injured or damaged or access thereto shall be inhibited by any casualty so as to render them only partially untenantable for Tenant's intended uses in the reasonable opinion of the Landlord, Landlord shall restore said suite of the Premises to the extent insurance proceeds are available therefor, except for Tenant's property and Alterations to the premises, as speedily as possible. Landlord shall notify Tenant of its schedule for restoration within thirty (30) days of the casualty. In the event (a) Landlord does not complete the restoration work within sixty (60) days of the casualty, (b) Tenant is unable to operate its business in that portion of the suite of the Premises unaffected by the casualty in substantially the same manner and at substantially the same level of activity as prior to the casualty, and (c) Landlord, upon the request of Tenant, is unable to provide Tenant with additional space (equal to the space rendered untenantable for Tenant's intended uses by the casualty) within the Building or other buildings owned by Landlord adjacent to the Building, then until Landlord completes the restoration work, Rent shall


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

      abate in the same proportion as the square footage of that portion of the Premises rendered untenantable for Tenant's intended uses by the casualty bears to the total square footage of the Premises hereby leased.

22. Total Casualty to Premises If a suite of the Premises are injured or damaged or access thereto shall be inhibited by any casualty, to such an extent as to render them wholly untenantable for Tenant's intended uses in the reasonable opinion of Landlord, then, at the election of either party, this Lease shall cease with respect to such suite, and all liability of Tenant shall terminate upon surrender of the suite of the Premises to Landlord and payment of all Rent due and payable to the date of the damage or destruction, provided that if neither party so elects to partially terminate this Lease within sixty (60) days following the casualty, then this Lease shall continue. In the Event this Lease so continues, Landlord shall notify Tenant of Landlord's schedule for restoration within thirty
      (30) days of the earlier to occur of (a) the expiration of said sixty (60) day termination period, or (b) the date on which Landlord and Tenant agree in writing that each party waives its right to partially terminate this Lease pursuant to this paragraph, and Landlord shall restore the suite of the Premises as speedily as possible to the extent insurance proceeds are available therefor, except for Tenant's property and Alterations to the Premises.

23. Landlord's Default In the event Landlord shall violate or fail to perform any term, covenant or condition of this Lease, which violation or failure is not cured within a reasonable period of time after written notice to Landlord of same, Tenant shall have all rights and remedies available to it under applicable laws.

24. Unit Cost Adjustments Landlord agrees that during the term of this Lease, the cost to Tenant for repairs or work in the Premises by Landlord shall not exceed the costs specified in the Unit Cost Adjustment schedule listed below:

                  Unit Cost Adjustments for Improvements and
                        Additions to the Premises

o     The cost per linear foot of office subdividing
      ceiling-high partitioning (including finishing and paint).         $ 33.35

o     The cost per wall mounted fourplex (double duplex)
      120v electrical outlet.                                              94.30


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

o     The cost per dedicated (separate circuit control)
      electrical fourplex 120v receptacle.                                184.00

o     The cost per dedicated 240v (separate circuit
      control) electrical outlet.                                         287.50

o     The cost per interior door (hung and mounted)
      with finish and paint.                                              253.00

o     The cost per suite entry door (double door)
      installed with finish and paint.                                    632.50

o     The cost per square foot of painting (two coats
      plus primer).                                                          .52

o     The cost per square yard of carpet (replace
      existing carpet grade and color).                                    17.25

o     All phone and computer wiring and installation
      will be the responsibility of the tenant.                        By Tenant

      All the above prices include labor and materials (assume a minimum request of five "units"), and must be performed within a reasonable time period. There will be a five percent (5%) cap on increases to this chart, which increases shall occur no more frequently than once per five (5) year period.

25. Storage Space Landlord and Tenant acknowledge that Tenant is entitled to continue its use of storage space at 11426/28 Rockville Pike, on a month to month basis, for a payment of One Hundred sixty six and 66/100 Dollars ($166.66) per month.


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

      IN WITNESS WHEREOF, Landlord and Tenant have executed and sealed this Lease on or as of the day and year first above written.

WITNESS:                           LANDLORD:

                                   NORTH BETHESDA ASSOCIATES LIMITED PARTNERSHIP

/s/ Jeff Pollock                   By: /s/ Ronald J. Cohen       (SEAL)
--------------------------            ---------------------------
                                      Ronald J. Cohen,
                                      General Partner


ATTEST:  (CORPORATE SEAL)          TENANT:

                                   SOCIAL AND HEALTH SERVICES LIMITED

/s/ Ramona E.F. Arnett             By: /s/ Lewis D. Eigen
--------------------------            ---------------------------
            ,  Secretary              Lewis Eigen, President


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